Exhibit 99.1

225 West Wacker Drive	Telephone:	+1 312 696-6000
Chicago	Facsimile:	+1 312 696-6009
Illinois 60606

Media Contacts:

Morningstar, Inc.
Margaret Kirch Cohen, 312-696-6383, margaret.cohen@morningstar.com
Alexa Auerbach, 312-696-6481, alexa.auerbach@morningstar.com

FOR IMMEDIATE RELEASE

Morningstar Completes Acquisition of InvestorForce’s Institutional Hedge Fund and Separate Account Database Division

CHICAGO, Aug. 1, 2006 — Morningstar, Inc. (NASDAQ: MORN), a leading provider of independent investment research, today announced that it has completed its previously announced acquisition of the institutional hedge fund and separate account database division of InvestorForce, Inc., a Wayne, Pa.-based financial software and data integration company, for approximately $10 million in cash, subject to post-closing adjustments. The acquisition includes both the Altvest™ database, one of the first and largest online databases covering active hedge funds, managers, and data, along with InvestorForce’s extensive institutional separate account database. It also includes several online software applications for manager search, research, and reporting.

As part of the agreement, InvestorForce will license Morningstar’s hedge fund, mutual fund, and separate account data for InvestorForce’s Web-based enterprise platform, which is used by pension consultants to manage the positions, transactions, analysis, and reporting for their plan sponsor clients.

After the integration of the Altvest™ database, Morningstar’s hedge fund coverage will increase from more than 3,000 active funds to approximately 6,000, making it one of the largest global hedge fund databases available today. InvestorForce’s separate account database will add approximately 1,500 separate accounts to the widely used Morningstar database, bringing the total coverage to about 6,000.

For more information, please see the accompanying fact sheet, which is available at http://corporate.morningstar.com/US/investorforcedatabaseacquisition.

About Morningstar, Inc.
Morningstar, Inc. is a leading provider of independent investment research in the United States and in major international markets. The company offers an extensive line of Internet, software, and print-based products and services for individuals, financial advisors, and institutions. Morningstar provides data on approximately 145,000 investment offerings, including stocks, mutual funds, and similar vehicles. The company has operations in 13 countries and minority ownership interests in companies in three other countries.

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Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Morningstar’s filings with the SEC, including Morningstar’s Annual Report on Form 10-K for the year ended Dec. 31, 2005. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected.  Any forward-looking statement you read in this press release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity.  We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

©2006 Morningstar, Inc.  All rights reserved.